As filed with the Securities and Exchange Commission on June 12, 2026

Registration Nos. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Independence Realty Trust, Inc.

Independence Realty Operating Partnership, LP

(Exact name of registrant as specified in its charter)

Maryland (Independence Realty Trust, Inc.)	23-2919819
Delaware (Independence Realty Operating Partnership, LP)	26-4567188
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1835 Market Street, Suite 2601

Philadelphia, Pennsylvania 19103

(267) 270-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James J. Sebra

President, Chief Financial Officer and Treasurer

Independence Realty Trust, Inc.

1835 Market Street, Suite 2601

Philadelphia, Pennsylvania 19103

(267) 270-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael H. Friedman, Esq.

Betty Linkenauger Segaar, Esq.

Troutman Pepper Locke LLP

3000 Two Logan Square

18th and Arch Streets

Philadelphia, Pennsylvania 19103

(215) 981-4563

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Independence Realty Trust, Inc.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

Independence Realty Operating Partnership, LP

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

Independence Realty Trust, Inc.	☐	Independence Realty Operating Partnership, LP	☐

PROSPECTUS

Independence Realty Trust, Inc.

Common Stock

Preferred Stock

Debt Securities

Stock Purchase Contracts

Depositary Shares

Warrants

Rights

Units

Guarantees

Independence Realty Operating Partnership, LP

Debt Securities

Independence Realty Trust, Inc., a Maryland corporation, and selling security holders may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities: common stock, preferred stock, debt securities, stock purchase contracts, depositary shares representing our preferred stock, warrants to purchase our common stock, preferred stock or depositary shares representing our preferred stock, rights to purchase common stock and units representing an interest in two or more securities. Independence Realty Operating Partnership, LP, a Delaware limited partnership and a subsidiary of Independence Realty Trust, Inc., may offer from time to time its debt securities in one or more series under this prospectus. Independence Realty Trust, Inc. will unconditionally guarantee the payment obligations of the debt securities offered by Independence Realty Operating Partnership, LP

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time either we or selling security holders sell securities, a prospectus supplement will be provided that will contain specific information about the terms and conditions of any securities offered, any net proceeds that we expect to receive from the sale of such securities and the specific manner in which the securities will be offered and the identity of any selling security holders. The applicable prospectus supplement will also contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We or selling security holders may offer the securities directly to investors, through agents designated from time to time by us, or to or through underwriters or dealers. We will not receive any of the proceeds from the sale of securities by the selling security holders. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “IRT.” On June 11, 2026, the last reported sale price of our common stock on the NYSE was $16.73 per share. Our principal executive offices are located at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103 and our telephone number is (267) 270-4800.

We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Capital Stock—Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus as well as the risk factors contained in documents that we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This date of this prospectus is June 12, 2026

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.” By using an automatic shelf registration statement, we or any selling security holder to be named in a prospectus supplement may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we or any selling security holder to be named in a prospectus supplement may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the applicable document.

Unless otherwise indicated or the context requires otherwise, references in this prospectus to the “Company,” “IRT,” “we,” “us,” and “our” are to Independence Realty Trust, Inc., a Maryland corporation, and its consolidated subsidiaries, including Independence Realty Operating Partnership, LP, a Delaware limited partnership, which we refer to in this prospectus as our “Operating Partnership.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein, each contain “forward-looking statements” within the meaning of the safe harbor from civil liability set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify forward-looking statements by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “projects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will” and words and terms of similar substance used in connection with any discussion of future operating or financial performance. Forward-looking statements include, without limitation, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements and may be affected by a variety of risks and factors including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increased costs of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, delays in the completion of, and failure to achieve anticipated benefits of, our projects with our joint venture partners, our inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, our failure to achieve expected benefits from the redeployment of proceeds from asset sales, our inability or failure to achieve anticipated benefits from future acquisitions and dispositions, delays in completing, and cost overruns incurred in connection with, our value add initiatives and our failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, new and/or increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, economic conditions, including inflation and recessionary conditions and their related impacts on the real estate industry, U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, the impacts from existing and/or future U.S. foreign policy decisions including the involvement of the U.S. in foreign disputes and foreign wars, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, including but not limited to a third party's unauthorized access to our data or the data of our residents, unexpected capital needs, our inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. All of the above factors and the other risks identified in the “Risk Factors” section and other sections of our Annual Report on Form 10-K for the year ended December 31, 2025 should be considered in evaluating any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement.

The risks included therein are not exhaustive, and you should be aware that there may be other factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated herein by reference, including those filed in the future, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

OUR COMPANY

We are a self-administered and self-managed real estate investment trust (a “REIT”) focused on the acquisition, ownership, operation, improvement and management of multifamily apartment properties across non-gateway U.S. markets. As of March 31, 2026, we owned and operated 115 multifamily apartment properties (including one owned through a consolidated joint venture) that contain an aggregate of 33,602 units across non-gateway U.S. markets, including Atlanta, Columbus, Dallas, Denver, Houston, Indianapolis, Nashville, Oklahoma City, Raleigh-Durham, and Tampa. As of March 31, 2026, we owned two newly developed properties that are currently in lease-up, including one in Denver, Colorado, that contains 296 units and one in Austin, Texas, that contains 378 units. As of March 31, 2026, we also owned interests in three unconsolidated joint ventures, one of which owns and operates a multifamily apartment community that contains 275 units and two of which that are developing multifamily apartment communities that will, upon completion, contain an aggregate of 642 units. We do not have any foreign operations and our business is not seasonal.

Our primary business objective is to maximize stockholder value through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation. Our investment strategy is focused on the following: (i) gaining scale within key amenity rich submarkets of non-gateway cities that offer good school districts, high-quality retail and major employment centers and are unlikely to experience substantial new apartment construction in the foreseeable future; (ii) increasing cash flows at our existing apartment properties through prudent property management and strategic renovation projects; and (iii) acquiring additional properties that have strong and stable occupancies and support a rise in rental rates or that have the potential for repositioning through capital expenditures or tailored management strategies.

IRT was formed in 2009 as a Maryland corporation and elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ended December 31, 2011. IRT owns its assets and conducts its business through the Operating Partnership and its subsidiaries. IRT controls the Operating Partnership as its sole general partner and, as of December 31, 2025, IRT owned an approximately 97.6% interest in the Operating Partnership.

Our executive offices are located at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103 and our telephone number is (267) 270-4800.

We maintain a website at irtliving.com. None of the information on, or accessible through, our website is incorporated in or constitutes a part of, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K, incorporated by reference herein, as well as the other information contained and incorporated by reference in this prospectus and any prospectus supplement, before you decide whether to make an investment in our securities. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not currently known to us or that as of the date of this prospectus we deem immaterial also may materially and adversely affect our business, prospects, financial condition, cash flows, liquidity, funds from operations, results of operations, stock price, ability to service our indebtedness, and/or ability to make cash distributions to our security holders (including those necessary to maintain our REIT qualification). In such case, the value of our common stock and the trading price of our securities could decline, and you may lose all or a significant part of your investment. Some statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement constitute forward-looking statements. Please refer to the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

GUARANTOR DISCLOSURES

IRT may guarantee debt securities of the Operating Partnership, as described in the section entitled “Description of Debt Securities and Guarantees.” Any such guarantees by IRT will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities. IRT owns substantially all of its assets and conducts substantially all of its business through the Operating Partnership, and the Operating Partnership is consolidated into its financial statements.

We have filed this prospectus with the SEC registering, among other securities, debt securities of the Operating Partnership, which will be fully and unconditionally guaranteed by IRT. Pursuant to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the Operating Partnership have not been presented.

Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the Operating Partnership because the assets, liabilities and results of operations of the Operating Partnership are not materially different than the corresponding amounts in IRT’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS

Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we intend to contribute the net proceeds from the sale of securities offered under this prospectus to our Operating Partnership in exchange for interests in our Operating Partnership. Our Operating Partnership intends to use the net proceeds from any sale of securities covered by this prospectus for general corporate purposes, which may include repayment of indebtedness, acquisitions, development, capital expenditures and additions to working capital. Until we use the net proceeds for the purposes described above, we may invest them in short-term income producing investments, such as commercial paper, government securities or money market funds that invest in government securities and/or commercial paper that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes.

Any specific allocation of the net proceeds from an offering of securities to a specific purpose will be determined at the time of the offering and, if necessary, will be described in a prospectus supplement.

Neither we nor the Operating Partnership will receive any of the proceeds from the sale by any selling security holders of the securities covered by this prospectus or any prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

As used in this section only, references to “we,” “our” and “us” refer either to Independence Realty Trust, Inc. or Independence Realty Operating Partnership, LP, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. The following description, together with the additional information we include in the applicable prospectus supplement or any applicable free writing prospectus, sets forth certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. With respect to any debt securities issued by the Company, such debt securities will be issued under an indenture between the Company and such trustee (as defined below) as we may appoint (the “IRT Indenture”). With respect to any debt securities issued by the Operating Partnership, such debt securities will be issued under an indenture among the Operating Partnership, the Company and the trustee (the “Operating Partnership Indenture”). Unless the context otherwise requires, references to the “Indenture” shall mean the IRT Indenture and the Operating Partnership Indenture. Forms of the IRT Indenture and the Operating Partnership Indenture have been filed as exhibits to the registration statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee or as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The Indenture is and will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The description of the Indenture set forth below assumes that we have entered into the Indenture. We will execute and deliver the Indenture when and if we issue debt securities. The statements made in this prospectus relating to the Indenture and the debt securities to be issued under the Indenture are summaries of some provisions of the Indenture and such debt securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors (with respect to debt securities of the Company) or our board of directors on behalf of the Company, as the sole general partner of the Operating Partnership (with respect to debt securities of the Operating Partnership), and set forth or determined in the manner provided in such resolution, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

The Indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities (each, a “trustee”). Any trustee under the Indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee will be appointed by us to act with respect to such series.

We can issue an unlimited amount of debt securities under the Indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	whether the issuer of the debt securities is the Company or the Operating Partnership;

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount thereof) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of the securities of the series is payable;

●

the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, any regular record date for the interest payable on any interest payment date and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

●

the place or places where the principal of, and any premium and interest, if any, on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem, in whole or in part, at our option, the debt securities;

●

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●

the dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●

whether the debt securities will be issued in the form of certificated debt securities or global debt securities; provided however, that any uncertificated debt securities will be issued in registered form for purposes of Section 163(f) of the Code;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●

the currency of denomination of the debt securities; which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest, if any, on, the debt securities will be made;

●

if payments of principal of, or any premium or interest, if any, on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●

the manner in which the amounts of payment of principal of, or any premium or interest, if any, on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions, if any, relating to any security provided for the debt securities or any guarantees;

●

any addition to, deletion of or change in the Events of Default (as defined below) described in this prospectus or in the Indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the Indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the Indenture with respect to the debt securities;

●	a discussion of any additional material U.S. federal income tax considerations applicable to an investment in the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●

any other terms of the debt securities, which may supplement, modify or delete any provision of the Indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities;

●

whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

●	the securities exchange, if any, on which the debt securities may be listed; and

●	any change in the right of the trustee or the right of the requisite holders to declare the principal amount of debt securities due and payable.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the Indenture. We will provide you with information on the other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. To permit registrations of transfers and exchanges, the trustee will authenticate debt securities pursuant to the terms and conditions of the Indenture. Except as set forth below, book-entry debt securities will not be issuable in certificated form.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. The specific terms of the Depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the Indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or similar governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Provision of Financial Information.

Unless otherwise described in the applicable prospectus supplement, the Indenture will require that, so long as any debt securities are outstanding, we deliver to the trustee within 15 days after filing with the SEC copies of our annual reports and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as in effect from time to time.

Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the debt securities (as to which the trustee is entitled to rely exclusively on an officers’ certificate).

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

Subject to any terms or conditions specified in the applicable prospectus supplement, we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●

we are the surviving entity or the successor person (if other than the Company or the Operating Partnership) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the Indenture; and

●	immediately after giving effect to the transaction, no Default (as defined below) or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Guarantees

Unless otherwise described in the applicable prospectus supplement, the debt securities issued by the Operating Partnership will be fully and unconditionally guaranteed by the Company. These guarantees will be joint and several obligations of the guarantor. If a series of debt securities is so guaranteed, the Indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of the guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Events of Default

“Event of Default” means the occurrence of any one of the following events, unless otherwise provided by resolution of the board of directors of the Company, supplemental indenture or officer’s certificate:

●

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any debt security of that series at its maturity;

●

default in the performance or breach of any covenant or warranty by us in the debt security of that series or the Indenture (other than defaults pursuant to the first or second bullet of this paragraph or pursuant to a covenant or warranty that has been included in the Indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the Indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us, or any guarantor; or

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the Indenture may constitute an Event of Default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of such debt securities) of and accrued and unpaid interest, if any, on all of the debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, will become immediately due and payable. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by notice in writing to us and the trustee, may rescind and annul such declaration and its consequences, including any related payment default that resulted from such acceleration, if all Events of Default with respect to debt securities of that series, other than the non-payment of the principal and interest, if any, of debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The Indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the Indenture unless the trustee receives indemnity satisfactory to it against any losses, costs, claims, expenses or liabilities that might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the Indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series;

●

the holders of not less than 25% in principal amount of the outstanding debt securities have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

●

such holder or holders have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the costs, claims, expenses and liabilities that might be incurred by the trustee in compliance with such request;

●	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities.

Notwithstanding any other provision in the Indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of any such payment.

The Indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the Indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The Indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the Indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the Indenture described in the section entitled “Consolidation, Merger and Sale of Assets”;

●

to provide for uncertificated securities in addition to or in place of certificated securities provided, that the uncertificated securities are issued in registered form for purposes of Section 163(f) of the Code;

●	to surrender any of our rights or powers under the Indenture;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to add covenants or Events of Default for the benefit of the holders of debt securities of any series;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;

●

to evidence and provide for the acceptance of appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the Indenture to provide for or facilitate the administration of trusts by more than one trustee;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

●	to reflect the release of a guarantor of the debt securities in accordance with the terms of the Indenture; or

●	to add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the guarantees.

We may also modify and amend the Indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●

waive a Default or Event of Default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment Default that resulted from such acceleration);

●	make the principal of, or any premium or interest on, any debt security payable in any currency other than that stated in the debt security;

●

make any change to certain provisions of the Indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or any premium or interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

●	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option; or

●

if the debt securities of that series are entitled to the benefit of a guarantee, release any guarantor of such series other than as provided in the Indenture or modify the guarantee in any manner adverse to the holders of debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the Indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past Default under the Indenture with respect to that series and its consequences, except a Default in the payment of the principal of, or any premium or interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment Default that resulted from the acceleration.

Regarding the Trustee

If an Event of Default occurs and is continuing, the trustee will be required to use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of the required percentage under the Indenture only after those holders have offered, and, if requested, provided the trustee indemnity satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Defeasance and Covenant Defeasance

Legal Defeasance

The Indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations (as defined below) of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the Indenture and those debt securities. “Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the IRS, a ruling or, since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The Indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●

we may omit to comply with the covenant described under the heading “- Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the Indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

●

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the Indenture and those debt securities, and

●

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or money and/or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the debt securities, as expressly provided for in the Indenture) as to all outstanding debt securities when:

●	either:

●

all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid) have been delivered to the trustee for cancellation; or

●

all debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their maturity within one year, have been called for redemption or are to be called for redemption within one year, or are deemed paid and discharged pursuant to the legal defeasance provisions of the Indenture, and we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust cash or noncallable U.S. government obligations in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the maturity date or redemption date, as the case may be;

●	we have paid or caused to be paid all other sums payable under the Indenture by us; and

●

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

No Personal Liability of Directors, Officers, Employees or Stockholders

No director, officer, employee or stockholder will have any liability for any of our obligations under the debt securities, the Indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a note waives and releases all such liability.

The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The Indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

Common Stock and Preferred Stock

The following description of our shares of common stock and shares of preferred stock sets forth certain general terms and provisions of the shares of common stock and shares of preferred stock to which any prospectus supplement may relate. The terms of our charter and bylaws are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

General

We are authorized to issue 550,000,000 shares of stock, consisting of 500,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action on the part of our stockholders, subject to any preferential rights of any class or series of preferential stock, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. As of June 11, 2026, we had 235,745,949 outstanding shares of common stock and no outstanding shares of preferred stock.

Our charter provides that none of our stockholders will be personally liable, by reason of status as a stockholder, for any of our debts, claims or other obligations.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable. Holders of our common stock:

●	are entitled to receive distributions as authorized by our board of directors and declared by us out of legally available funds;

●

in the event of our voluntary or involuntary liquidation or dissolution, are entitled to share ratably in our distributable assets after satisfaction of our debts and liabilities and any preferential rights of any outstanding shares of preferred stock; and

●

do not have preference, conversion, exchange, sinking fund, redemption rights or preemptive rights to subscribe for any of our securities and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights.

The transfer agent for our shares of common stock is Equiniti Trust Company. Shares of our common stock are held in uncertificated form.

Stockholder Voting

Each share of common stock generally entitles the holder to one vote per share on all matters upon which stockholders are entitled to vote and, except as provided with respect to any class or series of preferred stock that we may issue, the holders of common stock will possess exclusive voting power on all matters as to which stockholders have voting rights. There is no cumulative voting in the election of directors. Our bylaws provide that a plurality of the votes cast at a meeting of stockholders duly called at which a quorum is present is sufficient to elect a director and that a majority of the votes cast at a meeting of stockholders duly called at which a quorum is present is sufficient to approve any other matter which may properly come before the meeting, unless a higher vote is required under our charter or applicable statute. Our board of directors has the power to adopt, amend, alter or repeal any provision of our bylaws and to make new bylaws. In addition, stockholders have the power to adopt, amend, alter or repeal any provision of our bylaws and to make new bylaws, by the affirmative vote of a majority of all the votes entitled to be cast on the matter at a meeting of stockholders duly called and at which a quorum is present.

Under Maryland law and our charter, generally we may not, without the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter:

●

amend our charter, except to increase or decrease the number of authorized shares of stock of any class or series or the aggregate number of authorized shares of stock, change our name, change the name or other designation or the par value of any class or series of stock, change the aggregate par value of our stock or effect certain reverse stock splits;

●	sell all or substantially all of our assets other than in the ordinary course of our business;

●	cause a merger or consolidation of our company;

●	effect a statutory share exchange; or

●	dissolve our company.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to the Maryland General Corporation Law, or MGCL, and our charter and bylaws, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) by the unanimous consent in writing or by electronic transmission of each stockholder entitled to vote on the matter or (b) if the action is advised and submitted for stockholder approval by our board of directors, by a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting. Our bylaws require us to provide notice of any action taken by less than unanimous written consent to each stockholder not later than 10 days after the effective time of such action.

Preferred Stock

Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series, as our board of directors shall approve. We currently have no shares of preferred stock outstanding.

Any shares of preferred stock issued under this registration statement will be issued as one or more new series of shares of preferred stock, the rights, preferences, privileges and restrictions of which will be fixed by articles supplementary relating to each series. A prospectus supplement relating to each series will specify the terms of the shares of preferred stock, including:

●	the maximum number of shares in the series and the designation of the series;

●	the terms on which dividends, if any, will be paid;

●	the terms on which the shares may be redeemed, if at all;

●	the liquidation preference, if any;

●	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

●	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of stock;

●	the voting rights, if any, of the shares of the series; and

●	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares of the series.

Our board of directors may authorize the issuance of series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of common stockholders. The issuance of shares of preferred stock, which may provide flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging, delaying or preventing a takeover or change in control, and may cause the market price of shares of common stock to decline or impair the voting and other rights of the holders of shares of common stock.

Restrictions on Ownership and Transfer

In order to maintain our qualification as a REIT, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

Because our board of directors believes it is essential for our company to continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may beneficially or constructively own, more than 9.8% in value of the aggregate of our outstanding shares of stock and 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of the outstanding shares of our capital stock, including our common stock.

Our charter provides for certain circumstances where our board of directors, in its sole discretion, may except a holder of our shares (prospectively or retroactively) from the 9.8% ownership limitation and impose other limitations and restrictions on ownership. Additionally, our charter prohibits, subject to the exceptions described below, any transfer of capital stock that would:

●	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

●	result in our company being “closely held” under U.S. federal income tax laws (regardless of whether the ownership interest is held during the last half of a taxable year);

●	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property; or

●	cause us to fail to qualify, under U.S. federal income tax laws or otherwise, as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons, will be null and void, with the intended transferee acquiring no rights in such shares of stock, and any other prohibited transfer of shares of our stock described above will result in the number of shares that would cause such person to violate the above restrictions (rounded up to the nearest whole share) to be designated as shares-in-trust and transferred automatically to a trust effective at the close of business on the Business Day (as defined in our charter) before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to immediately submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but it will not be affiliated with our company or any prohibited owner. The beneficiary of the trust will be one or more nonprofit organizations that are named by our company and whose beneficial ownership does not violate any of the ownership restrictions set forth above. If the transfer to the trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the prohibited owner prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares held by the trust to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary as follows:

The prohibited owner will receive from the trust the lesser of:

●

the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, if the prohibited owner did not give value for the shares (such as in the case of a devise or gift), the market price per share on the date of the event causing the shares to be held as shares-in-trust; or

●	the price per share received by the trust from the sale of such shares-in-trust.

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. The trust will immediately distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for the shares that exceeds the amount such prohibited owner was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

●	the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift or devise, the market price per share on the date of the gift or devise; or

●	the market price per share on the date that our company, or our designee, accepts such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the beneficiary. We will have the right to accept such offer until the trustee has sold such shares-in-trust. Upon a sale to the company, the interest of the beneficiary in the shares sold will terminate and the trustee shall distribute the net proceeds to the prohibited owner.

“Market price” on any date means, with respect to any class or series of outstanding shares, the closing price for such shares on such date. The “closing price” on any date refers to the last sale price, regular way, as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market. If our stock is not so listed or quoted on any national securities exchange, available on an over-the-counter market, or otherwise, at the time of determination of the market price, our board of directors will determine the market price in good faith.

Any person who (a) acquires or attempts or intends to acquire shares in violation of the foregoing restrictions on ownership and transfer of our stock, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a beneficial trust, or (b) proposes or attempts any of the transactions in clause (a), is required to give us immediate written notice or, in the case of a proposed or attempted transaction, at least 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, 5% or more, or such lower percentages as required under U.S. federal income tax laws or the regulations promulgated thereunder, of our outstanding shares of stock, then you must provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder must provide us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering or private placement of such shares. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our charter or board of directors may direct, may exempt a person (prospectively or retroactively) from the ownership limit or establish or increase an excepted holder limit for such person. Subject to certain conditions, our board of directors may also increase the ownership limit for one or more persons and decrease the ownership limit for all other persons.

The restrictions on ownership and transfer described above will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

Our charter provides that the ownership and transfer restrictions described above shall not preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system over which shares may be traded from time to time. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision in the charter providing for ownership limits or restrictions and any transferee in such a transaction shall be subject to all of such other provisions.

The ownership limits and restrictions in our charter could discourage, delay or prevent a takeover, change of control or other transaction in which holders of some or a majority of our outstanding common stock might have received a premium for their shares over the then-prevailing market price of such shares.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in Section 1-101(p) of the Maryland General Corporation Law (“MGCL”), or any successor provision thereof, (b) any derivative action or proceeding brought on our behalf, (c) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, or (e) any other action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following description contains general terms and provisions of stock purchase contracts to which any prospectus supplement may relate. The particular terms of the stock purchase contracts offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the stock purchase contracts so offered will be described in the prospectus supplement relating to such stock purchase contracts. For more information, please refer to the provisions of the stock purchase contract, a form of which we will file with the SEC at or prior to the time of the sale of the stock purchase contracts. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may issue stock purchase contracts, which are contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

●

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock and the nature and amount of common stock or preferred stock, or the method of determining that amount;

●	whether the stock purchase contracts are to be prepaid or not;

●	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

●	whether the stock purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF DEPOSITARY SHARES

The following description contains general terms and provisions of depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such depositary shares. For more information, please refer to the provisions of the deposit agreement, a form of which we will file with the SEC at or prior to the time of the sale of the depositary shares. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to a depositary, we will cause such depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the applicable depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preferred stock so redeemed, provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

From and after the date fixed for redemption, all dividends in respect of the preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the depositary.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the class or series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Shares of Preferred Stock

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the shares of preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each related preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The depositary will forward to holders of depositary receipts any notices, reports and communications from us which are received by the depositary with respect to the related preferred stock.

Neither the depositary nor us will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

The following description contains general terms and provisions of warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the warrants so offered will be described in the prospectus supplement relating to such warrants. For more information, please refer to the provisions of the warrant agreement and warrant, forms of which we will file with the SEC at or prior to the time of the sale of the warrants. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may offer by means of this prospectus warrants for the purchase of our common stock, preferred stock or depositary shares representing preferred stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title and issuer of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currencies in which the price or prices of such warrants may be payable;

●	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

●	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

●	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the minimum or maximum amount of such warrants which may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	a discussion of material U.S. federal income tax considerations; and

●	any other material terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

The following description contains general terms and provisions of rights to which any prospectus supplement may relate. The particular terms of the rights offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the rights so offered will be described in the prospectus supplement relating to such rights. For more information, please refer to the provisions of the rights agreement and rights certificate, forms of which we will file with the SEC at or prior to the time of the sale of the rights. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may issue stockholder rights (rights of our stockholders to purchase shares of common stock or other securities). Rights may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of rights will be issued under a separate rights agreement, each, a rights agreement, to be entered into between us and a bank or trust company, as rights agent, or the rights agent, specified in the applicable prospectus supplement relating to that particular issue of rights. The rights agent will act solely as our agent in connection with the rights of any series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of rights. The foregoing sets forth certain general terms and provisions of the rights offered hereby. Further terms of any series of rights and the applicable rights agreement will be set forth in the applicable prospectus supplement we will file relating to that series and, with respect to the applicable rights agreements, will be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or before the issuance of such series of rights.

The applicable prospectus supplement will describe the terms of the rights to be issued including, where applicable, the following:

●	the date for determining the stockholders entitled to rights issued in the offering;

●	the aggregate number of shares of common stock or other securities purchasable upon exercise of such rights and the exercise price;

●	the aggregate number of rights being issued;

●	the date, if any, on and after which such rights may be separately transferrable;

●	the date on which the right to exercise such rights will commence and the date on which such rights will expire;

●	the minimum or maximum number of such rights which may be exercised at any one time;

●	a discussion of material U.S. federal income tax considerations; and

●	any other material terms of such rights, including the terms, procedures, and limitations relating to distribution, exchange and exercise of such rights.

The exercise price for any series of rights will be payable in United States dollars only and will be in registered form only.

DESCRIPTION OF UNITS

The following description contains general terms and provisions of units to which any prospectus supplement may relate. The particular terms of the units offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the units so offered will be described in the prospectus supplement relating to such units. For more information, please refer to the provisions of the unit agreement and unit certificate, forms of which we will file with the SEC at or prior to the time of the sale of the units. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

●	the title of any series of units;

●	the designation and terms of the units and of the securities comprising the units;

●

the aggregate number of, and the price at which we will issue, the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	whether the units will be issued in fully registered or global form;

●	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

●	a discussion of material U.S. federal income tax considerations;

●	whether the units will be listed on any securities exchange; and

●	any other material terms of the units and their constituent securities.

MATERIAL PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and of our charter and bylaws. While we believe that the following description covers the material aspects of these provisions, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the relevant provisions of Maryland law, for a more complete understanding of these provisions. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find Additional Information.”

Stockholders’ Meetings

Our bylaws provide that an annual meeting of the stockholders will be held on a date, time and place determined by (i) the board of directors, (ii) a duly authorized committee of the board of directors, or (iii) the chairman, if delegated that authority by the board of directors. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business.

The chairman or the board of directors may call a special meeting of the stockholders. Subject to compliance with certain procedures set forth in our bylaws, the secretary must call a special meeting to act on any matter that may properly be considered at a meeting of stockholders when stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on such matter make a written request for the meeting. In general, the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting will constitute a quorum. Generally, a majority of the votes cast at a duly called meeting of stockholders at which a quorum is present is sufficient to approve any matter unless our charter or the MGCL require otherwise.

Board of Directors

Our business and affairs will be managed under the direction of our board of directors. Our charter and bylaws provide that the number of directors may not be less than the minimum number required by the MGCL and our bylaws provide that the number of directors may not be more than 15. Except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any vacancy on the board of directors may be filled only by a majority of the remaining directors, whether or not the remaining directors constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualified. Any director may resign at any time by delivering notice to the board of directors, the chairman of the board or the secretary. Further, any director or the entire board may be removed but only for cause by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast generally in the election of directors, subject to the preferential rights of any preferred stock. A plurality of all the votes cast at a duly called meeting of stockholders at which a quorum is present is sufficient to elect a director.

Amendment of the Organizational Documents

Our charter may be amended after a declaration by the board of directors that the amendment is advisable and, except for those amendments which are permitted under Maryland law to be made without stockholder approval, approval by the affirmative vote of holders of a majority of all votes entitled to be cast on the matter. Our board of directors has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. In addition, our stockholders have the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter at a meeting of stockholders duly called and at which a quorum is present.

Dissolution

We may be dissolved after a declaration by a majority of the entire board of directors that dissolution is advisable and the approval by stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to our annual meeting of stockholders, the proposal of other business to be considered by stockholders may be made only:

●	pursuant to our notice of the meeting;

●	by or at the direction of our board of directors; or

●

by any stockholder who was a stockholder of record both at the time of giving notice of such annual meeting and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

Our bylaws also provide that stockholders may nominate candidates for election as directors at any annual or special meeting of stockholders, provided that such stockholder has complied with the advance notice procedures set forth in our bylaws, as well as procedures and other requirements addressing the universal proxy rules adopted by the SEC. In the case of a special meeting of stockholders, nominations of candidates for election of directors may only be made:

●	if the election of directors is a matter specified in the notice of meeting given by or at the direction of our board of directors; or

●

by any stockholder who was a stockholder of record both at the time of giving notice of such special meeting and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

●

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between a Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholders with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of directors and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, we will be able to enter into any business combinations which are first approved by our board of directors, including business combinations that may not be in the best interests of our stockholders, without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver a statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter or bylaws provide otherwise. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction, or (b) acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following provisions:

●	a classified board;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of the directors;

●

a requirement that a vacancy on the board be filled only by the remaining directors and (if the board is classified) for the remainder of the full term of the directorship in which the vacancy occurred; and

●	a majority requirement for the calling of a stockholder requested special meeting of stockholders.

We have elected that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships and require, unless the meeting is called by our chairman of the board, our chief executive officer, our president or our board of directors, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting of stockholders to act on such matter.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in Section 1-101(p) of the MGCL, or any successor provision thereof, (b) any derivative action or proceeding brought on our behalf, (c) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, or (e) any other action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine.

The following is a summary of the agreement of limited partnership of Independence Realty Operating Partnership, LP, our Operating Partnership. This summary and the descriptions of our Operating Partnership agreement provisions included elsewhere or incorporated by reference in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See “Where You Can Find Additional Information.”

Management of our Operating Partnership

The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of, and expect to conduct substantially all of our business through, our Operating Partnership. Pursuant to the operating partnership agreement we, as the general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in our Operating Partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

●

file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the Operating Partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

●	cause our Operating Partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, our Operating Partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

Conducting our operations through our Operating Partnership allows the sellers of properties to contribute their property interests to our Operating Partnership in exchange for common units in our Operating Partnership rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation. Our Operating Partnership and each limited partner will file separate tax returns.

Description of Partnership Units

Partnership interests in our Operating Partnership are divided into “units.” Our Operating Partnership has two classes of units: general partnership units and common units in our Operating Partnership. General partnership units represent an interest as a general partner in our Operating Partnership and we, as general partner, will hold all such units. In return for our initial capital contribution of $200,000, our Operating Partnership issued to us 20,000 general partnership units.

Common units in our Operating Partnership represent an interest as a limited partner in our Operating Partnership. Our Operating Partnership may issue additional units and classes of units with rights different from, and superior to, those of general partnership units and/or other common units in our Operating Partnership, without the consent of the limited partners. Holders of common units in our Operating Partnership do not have any preemptive rights with respect to the issuance of additional units. As of the date of this prospectus, the only limited partnership units outstanding are common units.

For each common unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of limited partnership units will not be obligated to make additional capital contributions to our Operating Partnership. Further, such holders will not have the right to make additional capital contributions to our Operating Partnership or to purchase additional limited partnership units without our consent as general partner.

Limited partners do not have the right to participate in the management of our Operating Partnership. Limited partners who do not participate in the management of our Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of our Operating Partnership beyond the amount of their capital contributions. We, however, as the general partner of our Operating Partnership, are liable for any unpaid debts and liabilities. The voting rights of the limited partners are generally limited to approval of specific types of amendments to our operating partnership agreement. See “— Management of our Operating Partnership,” above.

In general, each common unit will share equally in distributions from our Operating Partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon our Operating Partnership’s liquidation, common units will also share equally in the assets of our Operating Partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of limited partnership preferred units. In addition, a portion of the items of income, gain, loss and deduction of our Operating Partnership for U.S. federal income tax purposes will be allocated to each common unit, regardless of whether any distributions are made by our Operating Partnership. See “Material U.S. Federal Income Tax Considerations—Tax Aspects of Investments in Partnerships,” incorporated by reference to Exhibit 99.1 of our annual report on Form 10-K for the fiscal year ended December 31, 2022 for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units may be restricted from transferring their interests without the consent of the general partner. See “— Transferability of Interests” below, for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers. After owning a common unit for one year, common unit holders generally may, subject to certain restrictions, exchange limited partnership units for cash or, at our option, shares of common stock. See “— Limited Partner Exchange Rights,” below, for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See “— Extraordinary Transactions,” below, for an explanation of the exchange rights under such circumstances.

Amendments

As general partner, we may also amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in our Operating Partnership:

●	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;

●	any amendment that alters or changes the limited partner’s exchange rights;

●	any amendment that imposes on limited partners any obligation to make additional capital contributions; or

●	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons who we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or our Operating Partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all of the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted or for which a unit may be exchanged. We are required to send to each common unit holder notice of a proposed business combination at least 15 days prior to the record date for our stockholder vote on the combination. In the case of a proposed combination, each holder of a common unit in our Operating Partnership shall have the right to exercise its exchange right prior to the stockholder vote on the transaction. Upon the limited partner’s exercise of the exchange right in the case of a business combination, the partnership units will be exchanged into cash or, at our option, shares of common stock in us. However, we cannot pay a common unit holder in shares of our common stock if the issuance of shares to such holder would:

●

be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code. See “Description of Stock—Restrictions on Ownership and Transfer”;

●	cause us to no longer otherwise qualify, or create a material risk that we may no longer otherwise qualify, as a REIT in the opinion of our counsel; or

●	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any limited partnership unit holders who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Holders of limited partnership units who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination. The right of the common unit holders to exercise their right to exchange without regard to whether they have held the units for more than a year shall terminate upon the earlier of (i) the disapproval of the business combination by our board of directors, (ii) the disapproval of the business combination by stockholders, (iii) the abandonment of the business combination by any of the parties to it, or (iv) the business combination’s effective date.

Issuance of Additional Units

As general partner of our Operating Partnership, we can, without the consent of the limited partners, cause our Operating Partnership to issue additional units representing general and/or limited partner interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of general partnership units and limited partnership units. Furthermore, the operating partnership agreement requires the issuance of additional common units corresponding with any issuance of stock by us pursuant to any distribution reinvestment program we may adopt in the future or as a result of distributing stock in order to meet our annual distribution requirement to maintain our qualification as a REIT.

Capital Contributions

The operating partnership agreement provides that, if our Operating Partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by our Operating Partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by our Operating Partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received as consideration for the issuance of capital stock to our Operating Partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of shares of common stock, we will receive one general partnership common unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of capital stock other than common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the capital stock that we issued. If we contribute additional capital to our Operating Partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event we contribute any additional capital.

Distributions

Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units. The agreement further provides that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the general partnership units and the limited partnership units, in accordance with the number of units that they hold. We will also distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of our Operating Partnership beyond, or in lieu of, the receipt of any preferred return. The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

The operating partnership agreement provides that cash available for distribution will be distributed to the partners based on their percentage interests.

Liquidation

Upon the liquidation of our Operating Partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of our Operating Partnership shall be allocated among the partners in such a manner that the capital account of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions that would be made to such partner if our Operating Partnership were dissolved, its affairs wound up and its assets were sold for cash, all Operating Partnership liabilities were satisfied, and the net assets of our Operating Partnership were distributed to the partners immediately after making such allocation.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

●	satisfy the requirements for our qualification as a REIT;

●	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

●	ensure that our Operating Partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, our Operating Partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by our Operating Partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of our Operating Partnership.

Limited Partner Exchange Rights

Each holder of a common unit will have the right, commencing one year from the issuance of the common units (except in connection with a business combination), to cause our Operating Partnership to exchange their units for cash equal to the value of an equivalent number of our shares of common stock or, at our option, by issuing one share of our common stock for each unit exchanged. The limited partnership units exchanged for cash or common stock will augment our ownership percentage in our Operating Partnership. We will make the decision whether to exercise our right to exchange common units for shares of our common stock on a case by case basis at our sole and absolute discretion.

However, we cannot exchange common units for shares of our common stock if the issuance of shares to such holder would:

●

be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code. See “Description of Stock—Restrictions on Ownership and Transfer”;

●	cause us to no longer otherwise qualify, or create a material risk that we may no longer otherwise qualify, as a REIT in the opinion of our counsel; or

●	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

See “— Extraordinary Transactions,” above, for a description of exchange rights in connection with mergers and other major transactions.

Any shares of common stock issued to the limited partners upon exchange of their common units may be sold only pursuant to an effective registration statement under the Securities Act or an exemption from, or exception to, registration requirements. We may grant holders of partnership interests registration rights for such shares of common stock. The cash necessary to exchange common units will come from any funds legally available to us or our Operating Partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. As general partner, we will have the right to grant similar exchange rights to holders of other classes of units, if any, in our Operating Partnership, and to holders of equity interests in the entities that own our properties.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units into common stock to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged. See “Material U.S. Federal Income Tax Considerations—Tax Aspects of Investments in Partnerships” incorporated by reference to Exhibit 99.1 of our annual report on Form 10-K for the fiscal year ended December 31, 2025.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner and partnership representative of our Operating Partnership, and as such, will have authority to make tax decisions under the Code on behalf of our Operating Partnership. Tax income and loss will generally be allocated in a manner that reflects the entitlement of the general partner and the limited partners to receive distributions from our Operating Partnership. For a description of other tax consequences stemming from our investment in our Operating Partnership, see “Material U.S. Federal Income Tax Considerations—Tax Aspects of Investments in Partnerships” incorporated by reference to Exhibit 99.1 of our annual report on Form 10-K for the fiscal year ended December 31, 2025.

Duties and Conflicts

Subject to restrictions relating to contracts with our Operating Partnership, us as general partner or our affiliates, any limited partner may engage in other business activities outside our Operating Partnership, including business activities that directly compete with our Operating Partnership.

Term

Our Operating Partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated upon (i) our dissolution, bankruptcy, insolvency or termination, (ii) the sale or other disposition of all or substantially all of the assets of our Operating Partnership unless we, as general partner, elect to continue the business of our Operating Partnership to collect the indebtedness or other consideration to be received in exchange for the assets of our Operating Partnership, or (iii) by operation of law.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

A summary of certain U.S. federal income tax considerations to you as a prospective holder of our securities is set forth in Exhibit 99.1 filed herewith and incorporated by reference in this prospectus.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in an accompanying prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Act and Exchange Act that are incorporated by reference into this prospectus.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities offered by this prospectus from time to time in one or more transactions in any of the following ways:

●	directly to investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●

in block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the applicable securities as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public;

●	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

●	through forward or other derivative transactions relating to the securities being registered hereunder; and

●	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

●	describe the terms of the offering;

●	identify any such underwriter, dealer or agent;

●	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

●	describe the purchase price or the public offering price of the securities;

●	identify the amounts underwritten; and

●	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on NYSE, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may offer the securities into an existing trading market on the terms described in a prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other nonsale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

●

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

●	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

●	ordinary brokerage transactions and transactions in which the broker solicits purchases;

●	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

●	privately negotiated transactions, directly or through agents;

●	short sales;

●	through the writing of options on the securities, whether or the options are listed on an options exchange;

●	through the distribution of the securities by any security holders to its partners, members or stockholders;

●	one or more underwritten offerings;

●	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

●	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The selling security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

●	the aggregate number of securities to be sold;

●	the purchase price;

●	the public offering price;

●	if applicable, the names of any underwriter, agent or broker-dealer; and

●

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the securities to be offered by us by means of this prospectus will be passed upon for us by Troutman Pepper Locke LLP. The description of the U.S. federal income tax consequences appearing in this prospectus, including a summary of certain U.S. federal income tax considerations as set forth in Exhibit 99.1 filed herewith, which is incorporated by reference in this prospectus, is based on the opinion of Troutman Pepper Locke LLP.

EXPERTS

The consolidated financial statements of Independence Realty Trust, Inc. and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our Operating Partnership and the securities offered hereby, reference is also made to such registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us and our subsidiaries is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 17, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on April 30, 2026;

●	our Current Reports on Form 8-K filed with the SEC on February 6, 2026, February 11, 2026 and May 13, 2026 (other than any information in such reports that was “furnished” but not “filed”);

●

our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2026 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025); and

●

The description of our shares of common stock contained in our Registration Statement on Form 8-A, dated August 5, 2013, as updated by Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 23, 2023, and pertinent information furnished in subsequent reports filed pursuant to Section 13 of the Exchange Act.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of this registration statement and on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Independence Realty Trust, Inc.

Attention: James J. Sebra

1835 Market Street, Suite 2601,

Philadelphia, PA 19103

(267) 270-4800

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

No person is authorized to give any information or to make any representation not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the common stock, preferred stock, debt securities, stock purchase contracts, depositary shares, warrants, rights, units and guarantees offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Independence Realty Trust, Inc.

Common Stock
Preferred Stock

Debt Securities
Stock Purchase Contracts
Depositary Shares
Warrants
Rights

Units
Guarantees

Independence Realty Operating Partnership, LP

Debt Securities

PROSPECTUS

June 12, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts, except the registration fee, are estimated):

Item	Amount
SEC Registration Fee	$	*
NYSE Listing Fee		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Trustee and Transfer Agent and Depositary Fees		**
Blue Sky Fees and Expenses		**
Printing Fees		**
Miscellaneous		**
TOTAL	$	**

*

To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**

These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, our charter authorizes us to obligate our company and our bylaws obligate us to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer and (b) any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise (such persons being referred to herein as an Indemnitee) from and against any claim or liability to which an Indemnitee may become subject or which the Indemnitee may incur by reason of his, her or its service in such capacities. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Our charter and bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the charter or bylaws will apply to or affect, in any respect, an indemnified person’s right to indemnification for any act or failure to act which occurred prior to such amendment, repeal or adoption.

Our Operating Partnership’s partnership agreement requires the Operating Partnership, to the fullest extent permitted by Delaware law, to indemnify us, our affiliates and certain individuals or entities against any loss, claim, damage, judgment, fine and settlement, including reasonable legal fees and expenses incurred by the person, that relate to the operations of the Operating Partnership or us, subject to certain exceptions.

To the extent that the indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

ITEM 16.         EXHIBITS

Exhibit Number	Description of Documents

1.1*	Form of Underwriting Agreement.
3.1.1	Articles of Restatement of IRT, dated as of August 20, 2013, incorporated by reference to Exhibit 3.1 to IRT’s Current Report on Form 8-K filed with the SEC on August 20, 2013.
3.1.2	Articles of Amendment of IRT, dated as of July 26, 2021, incorporated by reference to Exhibit 3.1 to IRT’s Current Report on Form 8-K filed with the SEC on July 30, 2021.
3.1.3	Articles Supplementary of Independence Realty Trust, Inc. dated March 4, 2024, incorporated by reference to Exhibit 3.1 to IRT’s Current Report on Form 8-K filed on March 1, 2024.
3.2

Amended and Restated Bylaws of IRT, dated as of February 22, 2023, incorporated by reference to Exhibit 3.2 to IRT’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023.

4.1.1

Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, incorporated by reference to Exhibit 4.1.12 to IRT’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 3, 2017.

4.1.2

Amendment No. 1 to the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of December 16, 2021, incorporated by reference to Exhibit 10.1 to IRT’s Current Report on Form 8-K filed with the SEC on December 16, 2021.

4.2

Exchange Rights Agreement, dated as of August 28, 2014, by and among IRT, the Operating Partnership, USA Walnut Hill 1, LLC, USA Walnut Hill 4, LLC, USA Walnut Hill 8, LLC, USA Walnut Hill 9, LLC and USA Walnut Hill 19, LLC, incorporated by reference to Exhibit 4.6 to IRT’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the SEC on November 7, 2014.

4.3

Exchange Rights Agreement, dated as of December 30, 2014, by and among IRT, the Operating Partnership and USA IRR2, LLC, incorporated by reference to Exhibit 4.1.9 to IRT’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 16, 2015.

4.4

Exchange Rights Agreement, dated as of June 30, 2017, by and among IRT, the Operating Partnership, Adam Kauffman, Brad Begelman, Mark Berman and Marc Esworthy, incorporated by reference to Exhibit 4.1.13 to IRT’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 23, 2018.

4.5

Exchange Rights Agreement, dated as of June 30, 2017, by and among IRT, the Operating Partnership and STEADFAST REIT INVESTMENTS, LLC, incorporated by reference to Exhibit 4.6 to IRT’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022.

4.6**	Form of IRT Indenture.
4.7**	Form of Operating Partnership Indenture.
4.8*	Form of Debt Security.
4.9*	Form of Stock Purchase Contract.
4.10*	Form of Deposit Agreement.
4.11*	Form of Warrant Agreement and Warrant.
4.12*	Form of Rights Agreement and Rights Certificate.
4.13*	Form of Unit Agreement and Unit.
5.1**	Opinion of Troutman Pepper Locke LLP.
8.1**	Opinion of Troutman Pepper Locke LLP.
22.1*	Subsidiary Guarantors and Issuers of Guaranteed Securities.
23.1**	Consent of KPMG LLP, filed herewith.
23.2**	Consent of Troutman Pepper Locke LLP (included in Exhibits 5.1 and 8.1).
24.1**	Power of Attorney (included on the signature page hereto).
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the IRT Indenture.
25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Operating Partnership Indenture.
99.1**	Material U.S. Federal Income Tax Considerations
107**	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of securities.
**	Filed herewith.
***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17.         UNDERTAKINGS

(a)         Each of the undersigned registrants hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by each of the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(A)         Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 12, 2026.

INDEPENDENCE REALTY TRUST, INC.

By:	/s/ James J. Sebra
JAMES J. SEBRA
President, Chief Financial Officer and Treasurer

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP

By:	Independence Realty Trust, Inc., its sole general partner

By:	/s/ James J. Sebra
JAMES J. SEBRA
President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the each of the individuals whose signatures appear below constitutes and appoints each of Scott F. Schaeffer and James J. Sebra to be his or her lawful attorneys-in-fact and agents, with full and several powers of substitution and resubstitution, in his or her name, place and stead and on his or her behalf, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which said attorney-in-fact and agent may deem necessary or advisable to be done or performed in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Scott F. Schaeffer	Chairman of the Board and Chief Executive Officer	June 12, 2026
Scott F. Schaeffer	(Principal Executive Officer)

/s/ James J. Sebra	President, Chief Financial Officer and Treasurer	June 12, 2026
James J. Sebra	(Principal Financial Officer)

/s/ Jason R. Delozier	Chief Accounting Officer	June 12, 2026
Jason R. Delozier	(Principal Accounting Officer)

/s/ Ned W. Brines	Director	June 12, 2026
Ned W. Brines

/s/ Ana Marie del Rio	Director	June 12, 2026
Ana Marie del Rio

/s/ Richard D. Gebert	Director	June 12, 2026
Richard D. Gebert

/s/ Craig Macnab	Director	June 12, 2026
Craig Macnab

/s/ Melinda H. McClure	Director	June 12, 2026
Melinda H. McClure

/s/ DeForest B. Soaries, Jr.	Director	June 12, 2026
DeForest B. Soaries, Jr.

/s/ Lisa Washington	Director	June 12, 2026
Lisa Washington